Exhibit 10.3

AMENDMENT NO. 1 TO LONG-TERM CREDIT AGREEMENT

        This Amendment No. 1 (this “Amendment”) is entered into as of March 11, 2005, by and among Emerson Electric Co. (the “Borrower”), JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A.), individually as a Lender and as agent (“Agent”), and the other financial institutions signatory hereto as Lenders.

RECITALS

        A.        The Borrower, the Agent and the Lenders are party to that certain Long-Term Credit Agreement dated as of March 12, 2004 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

        B.        The Borrower, the Agent and the undersigned Lenders wish to amend the Credit Agreement and the other Loan Documents on the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

        1.     Amendments to Credit Agreement. Upon the “Effective Date” (as defined below), the Credit Agreement and the other Loan Documents shall be amended as follows:

                (a)     All references in the Credit Agreement and the other Loan Documents to “Bank One, NA” or “Bank One” shall be deemed references to “JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA”.

                (b)    Section 1.01 of the Credit Agreement shall be amended by deleting the definitions of “Consolidated Net Worth” and “Short-Term Credit Agreement”.

                (c)    The definition of “Absolute Rate Interest Period” set forth in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                “Absolute Rate Interest Period” means, with respect to an Absolute Rate Advance, a period of not less than 7 and not more than 180 days commencing on a Business Day selected by the Borrower pursuant to this Agreement; provided, however, that (a) if an Absolute Rate Interest Period would otherwise end on a day which is not a Business Day, such Absolute Rate Interest Period shall, subject to clause (b) below, end on the next succeeding Business Day and (b) any Absolute Rate Interest Period which would otherwise end after the Facility Termination Date shall end on the Facility Termination Date.

                (d)    Section 2.01.2 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

2.01.2 Amount of Facility; Increase of Aggregate Commitment. The Borrower may, at its option, on one or more occasions, at any time on or prior to the Facility Termination Date, seek to increase the Aggregate Commitment by up to an aggregate amount which is no greater than $250,000,000 upon at least three (3) Business Days’ prior notice to the Agent, which notice shall specify the amount of any such increase (which shall be in an amount not less than $50,000,000) and shall be delivered at a time when no Default has occurred and is continuing. The Borrower may, after giving such notice, offer all or any portion of the increase in the Aggregate Commitment on either a ratable basis to the Lenders or a non pro-rata basis to one or more Lenders and/or to other banks or entities reasonably acceptable to the Agent (any Person that accepts such offer, whether or not a Lender at such time, an “Increasing Lender”, and any Increasing Lender that is not a Lender at the time of such acceptance, a “New Lender”). Any Lender may, in its sole discretion, accept or reject any offer from the Borrower to increase its Commitment. No increase in the Aggregate Commitment shall become effective until each Increasing Lender shall have delivered to the Agent a document in form reasonably satisfactory to the Agent pursuant to which such Increasing Lender shall state the amount of its Commitment and each New Lender shall assume and accept the obligations and rights of a Lender hereunder, and the Borrower shall have accepted such incremental Commitments. Each Increasing Lender shall accept an assignment from the existing Lenders, and each existing Lender shall make a ratable assignment to each Increasing Lender, of an interest in each then outstanding Ratable Advance and a participation in each outstanding Swing Line Loan and Facility LC such that, after giving effect thereto, all Ratable Advances and participations in all Facility LCs and Swing Line Loans are held ratably by the Lenders (including the Increasing Lenders) in proportion to their respective Commitments. Assignments pursuant to the preceding sentence shall be automatic after giving effect to each increase in the Aggregate Commitment and shall be made in exchange for the principal amount assigned plus accrued and unpaid interest and Facility Fees and LC Fees. The Borrower shall make any payments under Section 2.22 resulting from such assignments.

                (e)    Section 5.01(c) of the Credit Agreement shall be deleted in its entirety and replaced with the word “Reserved.”

                (f)    Section 5.09 of the Credit Agreement shall be deleted in its entirety. All references in the Credit Agreement to Section 5.09 shall be deleted.

                (g)    Section 7.05 of the Credit Agreement shall be amended by adding the following new sentence at the end thereof:

Except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as the Administrative Agent or any of its Affiliates in any capacity.

                (h)    The first sentence of Section 9.06(c) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

Any Lender may at any time assign to one or more banks or other institutions (each an “Assignee”) all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and any Loan Document, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Borrower and the Agent; provided that (i) if an Assignee is an affiliate of such transferor Lender or was a Lender immediately prior to such assignment, such consents may not be unreasonably withheld and (ii) the Borrower’s consent shall not be required if an Event of Default has occurred and is continuing; and provided, further, that such assignment may, but need not, include rights of the transferor Lender in respect of outstanding Competitive Bid Loans.

                (i)    The terms “Level I Status”, “Level II Status”, “Level III Status” and “Level IV Status” set forth in the Pricing Schedule to the Credit Agreement shall be amended and restated in their entirety to read as follows:

“Level I Status” exists on any date if, on such date, the Borrower’s Moody’s Rating is Aa3 or better or the Borrower’s S&P Rating is AA- or better.

“Level II Status” exists on at any date if, on such date, (a) the Borrower has not qualified for Level I Status and (b) the Borrower’s Moody’s Rating is A1 or better or the Borrower’s S&P Rating is A+ or better.

“Level III Status” exists on any date if, on such date, (a) the Borrower has not qualified for Level I Status or Level II Status and (b) the Borrower’s Moody’s Rating is A2 or better or the Borrower’s S&P Rating is A or better.

“Level IV Status” exists on any date if, on such date, (a) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (b) the Borrower’s Moody’s Rating is A3 or better or the Borrower’s S&P Rating is A- or better.

        2.     Representations and Warranties of the Borrower. The Borrower represents and warrants that:

                (a)    The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action, and this Amendment constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

                (b)    Each of the representations and warranties of the Borrower contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct on and as of such earlier date;

                (c)    Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

        3.     Effective Date. This Amendment shall become effective as of the date hereof on the date (the “Effective Date”) when the Agent shall have received duly executed counterparts of this Amendment from the Agent, the Borrower and the Required Lenders; provided that Section 1(i) hereof shall become effective when the Agent shall have received duly executed counterparts of this Amendment from all Lenders.

        4.     Reference to and Effect Upon the Credit Agreement.

                (a)    Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                (b)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” (and each reference in any other Loan Document to “the Credit Agreement”) or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

        5.     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

        6.     Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

        7.     Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[signature pages follow]

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

EMERSON ELECTRIC CO.

By:	/s/ Walter J. Galvin
Walter J. Galvin Senior Executive Vice President & Chief Financial Officer

By:	/s/ D. J. Rabe
David J. Rabe Vice President & Treasurer

JPMORGAN CHASE BANK, N.A., as Agent and as a Lender

By:	/s/ Robert T. Sacks
Title:	Managing Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ John Pocalyko
Title:	Senior Vice President

CITIBANK, N.A., as a Lender

By:	/s/ Andrew L. Kruger
Title:	Vice President

MORGAN STANLEY BANK, as a Lender

By:	/s/ Daniel Twenge
Title:	Vice President Morgan Stanley Bank

[TO AMENDMENT NO.1]

BNP PARIBAS, as a Lender

By:	/s/ Nicole Marley
Title:	Managing Director

By:	/s/ Angela Arnold
Title:	Vice President

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Howard Lee
Title:	Authorized Signatory

BARCLAYS BANK plc, as a Lender

By:	/s/ David Barton
Title:	Associate Director

UNICREDITO ITALIANO S.p.A NEW YORK BRANCH, as a Lender

By:	/s/ Nicola Longo Dente
Title:	First Vice President

By:	/s/ Saiyed A. Abbas
Title:	Vice President

FORTIS BANK, as a Lender

By:	/s/ Eelco Gelauff
Title:	Service Manager

By:
Title:

[TO AMENDMENT NO.1]

STANDARD CHARTERED BANK, as a Lender

By:	/s/ Bert de Guzman
Title:	Senior Vice President

By:	/s/ Robert K. Reddington
Title:	AVP/Credit Documentation Standard Chartered Bank

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Alex Nikolov
Title:	Second Vice President

THE BANK OF NEW YORK, as a Lender

By:	/s/ Mark Wrigley
Title:	Vice President

SOCIETE GENERALE, as a Lender

By:	/s/ Maria Iarriccio
Title:	Vice President

SKANDINAVISKA ENSKILDA BANKEN, as a Lender

By:	/s/ Marcus Gaarlett
Title:	Authorized Signatory

By:	/s/ Martin Lindeberg
Title:	Authorized Signatory

[TO AMENDMENT NO.1]

WACHOVIA BANK, N.A., as a Lender

By:	/s/ J. Andrew Phelps
Title:	Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Edward Cripps
Title:	Director Banking Products Services, US

By:	/s/ Joselin Fernandez
Title:	Associate Director Banking Products Services, US

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Edward McColly
Title:	Vice President & Department Head

BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as a Lender

By:	/s/ P. Shah
Title:	Vice President

ICBC SHANGHAI MUNICIPAL BRANCH, as a Lender

By:	/s/ Gu Guoming
Title:	Vice President

BANK OF CHINA, Los Angeles Branch as a Lender

By:	/s/ Xiao Wang
Title:	Branch Manager & Vice President

By:	/s/ Jason Fu
Title:	Vice President

S-4
[TO AMENDMENT NO.1]